CHOICE HOTELS INTERNATIONAL REPORTS FIRST QUARTER 2023 RESULTS
Company exceeded first quarter net income and adjusted EBITDA guidance and raised full-year expectations

ROCKVILLE, Md., May 9, 2023 – Choice Hotels International, Inc. (NYSE: CHH), one of the world's largest lodging franchisors, today reported its first quarter 2023 results.

Highlights of first quarter 2023 results include:1

•Total revenues reached $332.8 million for first quarter 2023, a first-quarter record and a 29% increase compared to the same period of 2022.

•Net income exceeded the top end of the company’s guidance and reached $52.8 million for first quarter 2023, representing diluted earnings per share (EPS) of $1.02. As a result of one-time items, including Radisson Hotels Americas integration costs, and the timing of net reimbursable expenses, net income and diluted EPS were 22% and 15% lower respectively for first quarter 2023, compared to the same period of 2022.

•First quarter 2023 adjusted net income, excluding certain items described in Exhibit 6, reached a first-quarter record of $58.2 million, and the company’s adjusted diluted EPS increased 9% to a first-quarter record of $1.12, compared to the same period of 2022.

•Adjusted earnings before interest, taxes, depreciation, and amortization (EBITDA) for first quarter 2023 reached $106.4 million, a first-quarter record and a 10% increase compared to the same period of 2022, and exceeded the top end of the company’s guidance by $1.4 million.

•Domestic revenue per available room (RevPAR) increased 5.9% for first quarter 2023 compared to the same period of 2022, driven by an increase in average daily rate (ADR) of 5.2% and a 34-basis-point increase in occupancy levels.

•First quarter 2023 domestic effective royalty rate increased 6 basis points to 4.99%, compared to the same period of 2022.

•During first quarter 2023, the company returned over $173 million to shareholders in the form of cash dividends and share repurchases and announced a 21% increase in its quarterly dividend rate beginning in April 2023.

1 All figures are inclusive of Radisson Hotels Americas, except where otherwise noted. For comparative purposes, domestic RevPAR and the effective royalty rate assume the Radisson Hotels Americas brands were acquired on January 1, 2022.

•In February 2023, the company signed a multi-year agreement with Wells Fargo and Mastercard to launch a new co-branded credit card, which is expected to drive incremental adjusted EBITDA in 2023 and thereafter.

“Building on our record 2022 earnings results, our distinct growth strategy and best-in-class franchising business engine drove first quarter performance to new levels, with adjusted EBITDA increasing by 10% year-over-year,” said Patrick Pacious, president and chief executive officer. “At the same time, we are ahead of plan integrating the Radisson Hotels Americas business unit, which we expect will further accelerate our transformative growth.”

Financial Performance

•Total revenues, excluding reimbursable revenue from franchised and managed properties, increased 34% to $175 million for first quarter 2023, compared to the same period of 2022.

•Platform and procurement services fees increased 18% to $13.8 million for first quarter 2023, compared to the same period of 2022.

•Royalty, licensing, and management fees increased 18% to $107.5 million for first quarter 2023, compared to the same period of 2022.

•Domestic royalties increased 13% to $98.2 million for first quarter 2023, compared to the same period of 2022.

Development

•The company's upscale, extended-stay, and midscale segments reported a 9.5% increase in hotels and an 11% increase in rooms since March 31, 2022. The total number of domestic hotels and rooms, as of March 31, 2023, increased 6.5% and 8.2%, respectively, from March 31, 2022.

•The total number of international hotels and rooms, as of March 31, 2023, increased 8.2% and 9.6%, respectively, from March 31, 2022.

•As of March 31, 2023, the domestic system size for the company’s upscale and upper-midscale segments grew by approximately 29% and 24%, respectively, since March 31, 2022, driven by an increase in the number of hotels due to the acquisition of Radisson Hotels Americas and the growth of Cambria Hotels and the Comfort family of brands.

•Of the total domestic franchise agreements awarded in first quarter 2023, 88% were for the company’s upscale, extended-stay, and midscale brands, and 75% were for conversion hotels. The number of domestic franchise agreements awarded for the company’s upscale segment for first quarter 2023 increased 13%, compared to the same period of 2022.

•The company’s domestic pipeline as of March 31, 2023 increased 11% to approximately 89,000 rooms, representing 925 hotels, from March 31, 2022. The company's extended-stay domestic pipeline reached 475 hotels as of March 31, 2023, a 28% increase versus March 31, 2022. The company's upscale domestic pipeline as of March 31, 2023 increased 16% from March 31, 2022. The company’s global pipeline as of March 31, 2023 increased 14% to over 96,000 rooms, representing 988 hotels, from March 31, 2022.

Shareholder Returns

During the three months ended March 31, 2023, the company paid cash dividends totaling approximately $13 million. During first quarter 2023, the company's board of directors announced a 21% increase in the annual dividend rate to $1.15 per common share outstanding.

During the three months ended March 31, 2023, the company repurchased approximately 1.3 million shares of common stock for over $160 million under its stock repurchase program as well as through repurchases from employees in connection with tax withholding and option exercises relating to awards under the company's equity incentive plans. As of March 31, 2023, the company had 3.4 million shares of common stock remaining under the current share repurchase authorization.

Outlook

The outlook information provided below is inclusive of the Radisson Hotels Americas acquisition unless otherwise noted and includes forward-looking non-GAAP financial measures, which management uses in measuring performance. The adjusted numbers in the company's outlook below exclude the net surplus or deficit generated from reimbursable revenue from franchised and managed properties, due diligence and transition costs, and other items:

	Full-Year 2023	Prior Outlook
Net Income	$255 – $265 million	$245 – $265 million
Adjusted Net Income	$292 – $302 million	–
Adjusted EBITDA	$525 – $540 million	$520 – $540 million
Adjusted Diluted EPS	$5.70 – $5.90	–
Effective Income Tax Rate	24%	–

	Full-Year 2023 vs. Full-Year 2022	Prior Outlook
Domestic RevPAR Growth[2]	Approximately 2%	Approximately 2%
Domestic Effective Royalty Rate Growth[3]	Mid-single digits	Mid-single digits
Domestic Net Unit Growth (upscale, extended-stay and midscale segments)	Approximately 1%	Approximately 1%

Conference Call

Choice Hotels International will conduct a conference call on May 9, 2023, at 10:00 a.m. Eastern Time to discuss the company’s first quarter 2023 earnings results. The dial-in number to listen to the call domestically is (888) 886-7786 and the number for international participants is (416) 764-8658 and use conference ID 35347099. A live webcast and accompanying materials will also be available on the company’s investor relations website, http://investor.choicehotels.com/ and can be accessed via the Events and Presentations tab. A replay and transcript of the event will be available on the company’s investor relations website within 24 hours at https://investor.choicehotels.com/events-and-presentations/.

About Choice Hotels®
2 For comparative purposes, domestic RevPAR baseline for full-year 2022 is inclusive of the Radisson Hotels Americas acquisition.
3 For comparative purposes, the domestic effective royalty rate 4.93% baseline for full-year 2022 is inclusive of the Radisson Hotels Americas acquisition.

Choice Hotels International, Inc. (NYSE: CHH) is one of the largest lodging franchisors in the world, with more than 7,400 hotels, representing over 625,000 rooms, in 45 countries and territories as of March 31, 2023. A diverse portfolio of 22 brands that run the gamut from full-service, upper upscale properties to midscale, extended stay, and economy enables Choice® to meet travelers' needs in more places and for more occasions while driving more value for franchise owners and shareholders. The award-winning Choice Privileges® loyalty program and co-brand credit card options provide members with a fast and easy way to earn reward nights and personalized perks. For more information, visit www.choicehotels.com.

Forward-Looking Statements

Certain matters discussed in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Certain, but not necessarily all, of such forward-looking statements can be identified by the use of forward-looking terminology, such as "expect," "estimate," "believe," "anticipate," "should," "will," "forecast," "plan," "project," "assume," or similar words of futurity. All statements other than historical facts are forward-looking statements. These forward-looking statements are based on management's current beliefs, assumptions and expectations regarding future events, which, in turn, are based on information currently available to management. Such statements may relate to projections of the company's revenue, expenses, adjusted EBITDA, earnings, debt levels, ability to repay outstanding indebtedness, payment of dividends, repurchases of common stock and other financial and operational measures, including occupancy and open hotels, RevPAR, the company's ability to benefit from any rebound in travel demand, and the company's liquidity, among other matters. We caution you not to place undue reliance on any such forward-looking statements. Forward-looking statements do not guarantee future performance and involve known and unknown risks, uncertainties and other factors.

Several factors could cause actual results, performance or achievements of the company to differ materially from those expressed in or contemplated by the forward-looking statements. Such risks include, but are not limited to, changes to general, domestic and foreign economic conditions, including access to liquidity and capital; the company’s ability to successfully integrate Radisson Hotels Americas’ employees and operations; the ability to realize the anticipated benefits and synergies of the acquisition of Radisson Hotels Americas as rapidly or to the extent anticipated; the resurgence or worsening of the COVID-19 pandemic, including with respect to new strains or variants, and the related impact on the global hospitality industry, particularly but not exclusively the U.S. travel market; changes in consumer demand and confidence, including the potential for long-term adverse changes in consumer sentiment with respect to travel as a result of the pandemic; the timing and amount of future dividends and share repurchases; future domestic or global outbreaks of epidemics, pandemics or contagious diseases or fear of such outbreaks; changes in law and regulation applicable to the travel, lodging or franchising industries, including with respect to the status of the relationship with employees of our franchisees; foreign currency fluctuations; impairments or declines in the value of the company's assets; operating risks common in the travel, lodging or franchising industries; changes to the desirability of our brands as viewed by hotel operators and customers; changes to the terms or termination of our contracts with franchisees and our relationships with our franchisees; our ability to keep pace with improvements in technology utilized for marketing and reservations systems and other operating systems; the commercial acceptance of our Software-as-a-Service technology solutions division's products and services; our ability to grow our franchise system; exposure to risks related to our hotel development, financing and ownership activities; exposures to risks associated with our investments in new businesses; fluctuations in the supply and demand for hotel rooms; our ability to realize anticipated benefits from acquired businesses; impairments or losses relating to acquired businesses; the level of acceptance of alternative growth strategies we may implement; the impact of inflation; cyber security and data breach risks; climate change and sustainability related concerns; ownership and financing activities; hotel closures or financial difficulties of our franchisees; operating risks associated with our international operations, especially in areas that continue to be affected by the COVID-19 pandemic; labor shortages; the outcome of litigation; and our ability to effectively manage our indebtedness, and secure our indebtedness, including additional indebtedness incurred as a result of the acquisition of Radisson Hotels Americas. These and other risk factors are discussed in detail in the company's filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K and, as applicable, our Quarter Reports on Form 10-Q. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Financial Measurements and Other Definitions

The company evaluates its operations utilizing the performance metrics of adjusted EBITDA, adjusted selling, general and administrative (SG&A) expenses, revenues excluding reimbursable revenue from franchised and managed properties, adjusted net income, and adjusted EPS, which are all non-GAAP financial measurements. These measures, which are reconciled to the comparable GAAP measures in Exhibit 6, should not be considered as an alternative to any measure of performance or liquidity as promulgated under or authorized by GAAP, such as net income, SG&A, EPS and total revenues. The company's calculation of these measurements may be different from the calculations used by other companies and comparability may therefore be limited. We discuss management's reasons for reporting these non-GAAP measures and how each non-GAAP measure is calculated below.

In addition to the specific adjustments noted below with respect to each measure, the non-GAAP measures presented herein also exclude restructuring of the company’s operations including employee severance benefit, income taxes and legal costs, acquisition related due diligence, transition and transaction costs, and gains/losses on sale/disposal and impairment of assets primarily related to hotel ownership and development activities to allow for period-over-period comparison of ongoing core operations before the impact of these discrete and infrequent charges.

Adjusted SG&A, Adjusted Earnings Before Interest, Taxes, Depreciation, and Amortization: Adjusted SG&A and Adjusted EBITDA reflects net income excluding the impact of interest expense, interest income, provision for income taxes, depreciation and amortization, franchise-agreement acquisition cost amortization, other (gains) and losses, equity in net income (loss) of unconsolidated affiliates, mark-to-market adjustments on non-qualified retirement plan investments, share based compensation expense (benefit) and surplus or deficits generated by reimbursable revenue from franchised and managed properties. We consider adjusted EBITDA and adjusted EBITDA margins to be an indicator of operating performance because it measures our ability to service debt, fund capital expenditures, and expand our business. We also use these measures, as do analysts, lenders, investors, and others, to evaluate companies because it excludes certain items that can vary widely across industries or among companies within the same industry. For example, interest expense can be dependent on a company's capital structure, debt levels, and credit ratings, and share based compensation expense (benefit) is dependent on the design of compensation plans in place and the usage of them. Accordingly, the impact of interest expense and share based compensation expense (benefit) on earnings can vary significantly among companies. The tax positions of companies can also vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. As a result, effective tax rates and provision for income taxes can vary considerably among companies. These measures also exclude depreciation and amortization because companies utilize productive assets of different ages and use different methods of both acquiring and depreciating productive assets or amortizing franchise-agreement acquisition costs. These differences can result in considerable variability in the relative asset costs and estimated lives and, therefore, the depreciation and amortization expense among companies. Mark-to-market adjustments on non-qualified retirement-plan investments recorded in SG&A are excluded from EBITDA, as the company accounts for these investments in accordance with accounting for deferred-compensation arrangements when investments are held in a rabbi trust and invested. Changes in the fair value of the investments are recognized as both compensation expense in SG&A and other gains and losses. As a result, the changes in the fair value of the investments do not have a material impact on the company's net income. Surpluses and deficits generated from reimbursable revenues from franchised and managed properties are excluded, as the company's franchise and management agreements require these revenues to be used exclusively for expenses associated with providing franchise and management services, such as central reservation and property-management systems, hotel employee and operating costs, reservation delivery and national marketing and media advertising. Franchised and managed property owners are required to reimburse the company for any deficits generated from these activities and the company is required to spend any surpluses generated in future periods. Since these activities will be managed to break-even over time, quarterly or annual surpluses and deficits have been excluded from the measurements utilized to assess the company's operating performance.

Adjusted Net Income and Adjusted Earnings Per Share: Adjusted net income and EPS exclude the impact of surpluses or deficits generated from reimbursable revenue from franchised and managed properties. Surpluses and deficits generated from reimbursable revenue from franchised and managed properties are excluded, as the company's franchise agreements require these revenues to be used exclusively for expenses associated with providing franchised and managed services, such as central reservation and property-management systems, hotel employee and operating costs, reservation delivery and national marketing and media advertising. Franchised and managed property owners are required to reimburse the company for any deficits generated from activities and the company is required to spend any surpluses generated in future periods. Since these activities will be managed to break-even over time, quarterly or annual surpluses and deficits have been excluded from the measurements utilized to assess the company's operating performance. We consider adjusted net income and adjusted EPS to be indicators of operating performance because excluding these items allow for period-over-period comparisons of our ongoing operations.

Revenues, Excluding Reimbursable Revenue from Franchised and Managed Properties: The company reports revenues, excluding reimbursable revenue from franchised and managed properties. These non-GAAP measures we present are commonly used measures of performance in our industry and facilitate comparisons between the company and its competitors. Reimbursable revenues from franchised and managed properties are excluded, as the company’s franchise and management agreements require revenues to be used exclusively for expenses associated with providing franchise and management services, such as central reservation and property-management systems, hotel employee and operating costs, reservation delivery and national marketing and media advertising. Franchisees are required to reimburse the company for any deficits generated from these activities and the company is required to spend any surpluses generated in future periods. Since these activities will be managed to break-even over time, quarterly or annual surpluses and deficits have been excluded from the measurements utilized to assess the company's operating performance.

Occupancy

Occupancy represents the total number of room nights sold divided by the total number of room nights available at a hotel for a given period. Occupancy measures the utilization of the hotels' available capacity. Management uses occupancy to gauge demand at a specific hotel or group of hotels in a given period. The company calculates occupancy based on information as reported by its franchisees. To accurately reflect occupancy, the company may revise its prior years’ operating statistics for the most current information provided.

Average Daily Rate (ADR)
ADR represents hotel room revenue divided by the total number of room nights sold for a given period. ADR measures the average room price attained by a hotel and ADR trends provide useful information concerning the pricing environment and the nature of the customer base of a hotel or group of hotels. ADR is a commonly used performance measure in the industry, and management uses ADR to assess pricing levels that the company is able to generate. The company calculates ADR based on information as reported by its franchisees. To accurately reflect ADR, the company may revise its prior years’ operating statistics for the most current information provided.

RevPAR
RevPAR is calculated by dividing hotel room revenue by the total number of room nights available to guests for a given period. Management considers RevPAR to be a meaningful indicator of hotel performance and therefore company royalty and system revenues as it provides a metric correlated to the two key drivers of operations at a hotel: occupancy and ADR. The company calculates RevPAR based on information as reported by its franchisees. To accurately reflect RevPAR, the company may revise its prior years’ operating statistics for the most current information provided. RevPAR is also a useful indicator in measuring performance over comparable periods.

Pipeline
Pipeline is defined as hotels awaiting conversion, under construction or approved for development, and master development agreements committing owners to future franchise development.

Contacts

Scott Oaksmith, Senior Vice President, Deputy Chief Financial Officer
Allie Summers, Senior Director, Investor Relations

IR@choicehotels.com

© 2023 Choice Hotels International, Inc. All rights reserved.

Choice Hotels International, Inc. and Subsidiaries				Exhibit 1
Condensed Consolidated Statements of Income
(Unaudited)

(In thousands, except per share amounts)	Three Months Ended March 31,
			Variance
	2023	2022	$	%

REVENUES

Royalty, licensing and management fees	$107,492	$90,739	$16,753	18%
Initial franchise fees	7,882	8,402	(520)	(6)%
Platform and procurement services fees	13,843	11,683	2,160	18%
Owned hotels	22,332	12,037	10,295	86%
Other	10,627	8,229	2,398	29%
Other revenues from franchised and managed properties	170,616	126,637	43,979	35%
Total revenues	332,792	257,727	75,065	29%

OPERATING EXPENSES

Selling, general and administrative	59,283	30,324	28,959	95%
Depreciation and amortization	10,023	6,231	3,792	61%
Owned hotels	17,146	8,154	8,992	110%
Other expenses from franchised and managed properties	168,489	113,650	54,839	48%
Total operating expenses	254,941	158,359	96,582	61%

Gain on sale of business and assets, net	—	29	(29)	(100)%

Operating income	77,851	99,397	(21,546)	(22)%

OTHER INCOME AND EXPENSES, NET
Interest expense	14,084	11,470	2,614	23%
Interest income	(1,883)	(1,280)	(603)	47%
Other (gain) loss	(1,908)	1,716	(3,624)	(211)%
Equity in net loss (gain) of affiliates	63	(244)	307	(126)%
Total other income and expenses, net	10,356	11,662	(1,306)	(11)%

Income before income taxes	67,495	87,735	(20,240)	(23)%
Income tax expense	14,675	20,344	(5,669)	(28)%
Net income	$52,820	$67,391	$(14,571)	(22)%

Basic earnings per share	$1.02	$1.21	$(0.19)	(16)%

Diluted earnings per share	$1.02	$1.20	$(0.18)	(15)%

Choice Hotels International, Inc. and Subsidiaries		Exhibit 2
Condensed Consolidated Balance Sheets
(Unaudited)

(In thousands)	March 31,	December 31,
	2023	2022

ASSETS

Cash and cash equivalents	$31,679	$41,566
Accounts receivable, net	214,103	216,614
Other current assets	95,306	89,742
Total current assets	341,088	347,922

Property and equipment, net	434,282	427,306
Intangible assets, net	750,179	742,190
Goodwill	220,187	218,653
Notes receivable, net of allowances	56,382	55,577
Investments in affiliates	33,216	30,647
Operating lease right-of-use assets	66,398	68,985
Investments, employee benefit plans, at fair value	34,758	31,645
Other assets	169,733	179,250

Total assets	$2,106,223	$2,102,175

LIABILITIES AND SHAREHOLDERS' EQUITY

Accounts payable	$93,135	$118,863
Accrued expenses and other current liabilities	78,842	131,410
Deferred revenue	103,599	92,695
Current portion of long-term debt	4,416	2,976
Liability for guest loyalty program	89,582	89,954
Total current liabilities	369,574	435,898

Long-term debt	1,374,814	1,200,547
Deferred revenue	132,520	134,149
Liability for guest loyalty program	48,420	47,381
Operating lease liabilities	69,708	70,994
Deferred compensation & retirement plan obligations	40,420	36,673
Other liabilities	23,759	21,873

Total liabilities	2,059,215	1,947,515

Total shareholders' equity	47,008	154,660

Total liabilities and shareholders' equity	$2,106,223	$2,102,175

Choice Hotels International, Inc. and Subsidiaries		Exhibit 3
Condensed Consolidated Statements of Cash Flows
(Unaudited)

(In thousands)	Three Months Ended March 31,

	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$52,820	$67,391
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	10,023	6,231
Depreciation and amortization – marketing and reservation system	9,276	7,154
Gain on sale and disposal of business and assets, net	—	(29)
Amortization - franchise agreement acquisition cost	4,637	3,784
Non-cash stock compensation and other charges	10,630	7,555
Non-cash interest and investment (income) loss	(1,442)	1,909
Deferred income taxes	7,566	(3,119)
Equity in net loss of affiliates, less distributions received	421	230
Franchise agreement acquisition costs, net of reimbursements	(28,092)	(12,435)
Change in working capital and other	(53,806)	(14,747)
NET CASH PROVIDED BY OPERATING ACTIVITIES	12,033	63,924

CASH FLOWS FROM INVESTING ACTIVITIES:
Investment in property and equipment	(19,566)	(26,809)
Investment in intangible assets	(1,097)	(1,208)
Contributions to investments in affiliates	(3,620)	(268)
Proceeds from sale of equity method investments	868	—
Purchases of investments, employee benefit plans	(2,670)	(2,818)
Proceeds from sales of investments, employee benefit plans	716	1,853
Issuance of notes receivable	(3,660)	(1,245)
Collections of notes receivable	337	63
Proceeds from sale of business and assets	—	8,494
Other items, net	(771)	(529)
NET CASH USED IN INVESTING ACTIVITIES	(29,463)	(22,467)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net borrowings pursuant to revolving credit facilities	176,000	—
Purchases of treasury stock	(160,488)	(14,802)
Dividends paid	(12,821)	(13,204)
Debt issuance costs	(755)	—
Proceeds from exercise of stock options	5,504	2,211
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	7,440	(25,795)

Net change in cash and cash equivalents	(9,990)	15,662
Effect of foreign exchange rate changes on cash and cash equivalents	103	(58)
Cash and cash equivalents at beginning of period	41,566	511,605

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$31,679	$527,209

									Exhibit 4
CHOICE HOTELS INTERNATIONAL, INC. AND SUBSIDIARIES
SUPPLEMENTAL OPERATING INFORMATION
DOMESTIC HOTEL SYSTEM
(UNAUDITED)

	For the Three Months Ended March 31, 2023			For the Three Months Ended March 31, 2022			Change

	Average Daily			Average Daily			Average Daily
	Rate	Occupancy	RevPAR	Rate	Occupancy	RevPAR	Rate	Occupancy		RevPAR

Upscale & Above(1)	$139.86	51.2%	$71.59	$130.68	47.1%	$61.57	7.0%	407	bps	16.3%
Midscale & Upper Midscale(2)	95.18	52.2%	49.70	91.65	51.4%	47.09	3.9%	83	bps	5.5%
Extended Stay(3)	62.79	71.3%	44.74	59.87	73.9%	44.24	4.9%	(264)	bps	1.1%
Economy(4)	67.71	44.8%	30.34	65.97	45.7%	30.16	2.6%	(89)	bps	0.6%

Total(5)	$91.21	52.7%	$48.08	$86.67	52.4%	$45.38	5.2%	34	bps	5.9%

Effective Royalty Rate

	For the Three Months Ended
	March 31, 2023	March 31, 2022

System-wide	4.99%	4.93%

(1) Includes Cambria, Ascend, Radisson Blu, Radisson Red, Park Plaza, Radisson Individuals and Radisson brands.
(2) Includes Country, Comfort, Clarion, Sleep, Quality and Park brands.
(3) Includes WoodSpring, Mainstay, Suburban and Everhome brands.
(4) Includes Econo Lodge and Rodeway brands.
(5) Radisson Hotels Americas was acquired on August 11, 2022. To enhance comparability, ADR, Occupancy, and RevPAR reflect operating performance for the three months ended March 31, 2022 as if the legacy Radisson brands were acquired on January 1, 2022.

							Exhibit 5
CHOICE HOTELS INTERNATIONAL, INC. AND SUBSIDIARIES
SUPPLEMENTAL HOTEL AND ROOM SUPPLY DATA
(UNAUDITED)

	March 31, 2023		March 31, 2022		Variance

	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	%	%

Ascend Hotel Collection	198	22,528	201	20,639	(3)	1,889	(1.5)%	9.2%
Cambria Hotels	66	9,000	58	7,996	8	1,004	13.8%	12.6%
Radisson(1)	68	15,887	—	—	68	15,887	NM	NM
Comfort(2)	1,684	132,264	1,659	130,644	25	1,620	1.5%	1.2%
Country(3)	432	34,494	—	—	432	34,494	NM	NM
Clarion(4)	179	19,707	188	21,464	(9)	(1,757)	(4.8)%	(8.2)%
Quality	1,622	120,136	1,641	122,576	(19)	(2,440)	(1.2)%	(2.0)%
Sleep	425	29,968	416	29,332	9	636	2.2%	2.2%
Park	4	363	—	—	4	363	NM	NM
Everhome	1	98	—	—	1	98	NM	NM
MainStay	116	7,956	102	7,072	14	884	13.7%	12.5%
WoodSpring	214	25,834	306	36,854	(92)	(11,020)	(30.1)%	(29.9)%
Suburban	75	6,700	70	6,246	5	454	7.1%	7.3%
Econo Lodge	690	41,157	726	43,534	(36)	(2,377)	(5.0)%	(5.5)%
Rodeway	494	27,787	521	30,062	(27)	(2,275)	(5.2)%	(7.6)%
Domestic Franchises(5)	6,268	493,879	5,888	456,419	380	37,460	6.5%	8.2%

International Franchises(5)	1,199	132,945	1,108	121,295	91	11,650	8.2%	9.6%

Total Franchises	7,467	626,824	6,996	577,714	471	49,110	6.7%	8.5%

(1) Includes Radisson Blu, Radisson Red, Radisson Individuals and Radisson brands.
(2) Includes Comfort family of brand extensions including Comfort and Comfort Suites.
(3) Includes Country Inn & Suites and Park Plaza brands.
(4) Includes Clarion family of brand extensions including Clarion and Clarion Pointe.
(5) In 2022, the Company reclassified six properties located in the Caribbean from Domestic Franchises to International Franchises.

		Exhibit 6
CHOICE HOTELS INTERNATIONAL, INC. AND SUBSIDIARIES
SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION
(UNAUDITED)

REVENUES EXCLUDING REIMBURSABLE REVENUE FROM FRANCHISED AND MANAGED PROPERTIES
(dollar amounts in thousands)	Three Months Ended March 31,
	2023	2022

Total Revenues	$332,792	$257,727
Adjustments:
Reimbursable revenue from franchised and managed properties	(157,782)	(126,637)
Revenues excluding reimbursable revenue from franchised and managed properties	$175,010	$131,090

ADJUSTED SELLING, GENERAL AND ADMINISTRATIVE EXPENSES
(dollar amounts in thousands)	Three Months Ended March 31,
	2023	2022

Total Selling, General and Administrative Expenses	$59,283	$30,324
Mark to market adjustments on non-qualified retirement plan investments	(1,817)	1,725
Operational restructuring charges	(2,258)	—
Share-based compensation	(4,606)	(3,594)
Due diligence and transition costs	(8,104)	—
Exceptional allowances attributable to COVID-19	—	—
Expense associated with legal claims	—	—
Adjusted Selling, General and Administrative Expenses	$42,498	$28,455

ADJUSTED EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION ("EBITDA")
(dollar amounts in thousands)	Three Months Ended March 31,
	2023	2022

Net income	$52,820	$67,391
Income tax expense	14,675	20,344
Interest expense	14,084	11,470
Interest income	(1,883)	(1,280)
Other (gain) loss	(1,908)	1,716
Equity in operating net loss (gain) of affiliates	63	(244)
Gain on sale of business and assets, net	—	(29)
Depreciation and amortization	10,023	6,231
Mark to market adjustments on non-qualified retirement plan investments	1,817	(1,725)
Operational restructuring charges	2,258	—
Share-based compensation	4,606	3,594
Due diligence and transition costs	8,104	—
Net reimbursable surplus from franchised and managed properties	(874)	(12,987)
Franchise agreement acquisition costs amortization	2,661	2,162
Adjusted EBITDA	$106,446	$96,643

ADJUSTED NET INCOME AND ADJUSTED DILUTED EARNINGS PER SHARE (EPS)
(dollar amounts in thousands, except per share amounts)	Three Months Ended March 31,
	2023	2022

Net income	$52,820	$67,391
Adjustments:
Gain on sale of business and assets, net	—	(22)
Operational restructuring charges	1,711	—
Due diligence and transition costs	6,143	—
Net reimbursable surplus from franchised and managed properties	(2,500)	(9,701)
Adjusted Net Income	$58,174	$57,668

Diluted Earnings Per Share	$1.02	$1.20
Adjustments:
Operational restructuring charges	0.03	—

Due diligence and transition costs	0.12	—
Net reimbursable surplus from franchised and managed properties	(0.05)	(0.17)
Adjusted Diluted Earnings Per Share (EPS)	$1.12	$1.03

		Exhibit 7
CHOICE HOTELS INTERNATIONAL, INC. AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION - 2023 OUTLOOK
(UNAUDITED)

Guidance represents the midpoint of the company's range of estimated outcomes for the year ended December 31, 2023

ADJUSTED EBITDA FULL YEAR FORECAST
(dollar amounts in thousands)		Midpoint
		2023 Guidance

Net income		$261,700
	Income tax expense	82,700
	Interest expense	66,900
	Interest income	(5,600)
	Other gain	(1,300)
	Equity in operating net gain of affiliates	(800)
	Depreciation and amortization	50,900
	Mark to market adjustments on non-qualified retirement plan investments	1,800
	Operational restructuring, due diligence and transition costs	39,600
	Share-based compensation	18,000
	Franchise agreement acquisition costs amortization	10,800
	Net reimbursable deficit from franchised and managed properties	7,800
Adjusted EBITDA		$532,500

ADJUSTED NET INCOME & DILUTED EARNINGS PER SHARE (EPS) FULL YEAR FORECAST
(dollar amounts in thousands, except per share amounts)		Midpoint
		2023 Guidance

Net income		$261,700
Adjustments:
	Operational restructuring, due diligence and transition costs	29,400
	Net reimbursable deficit from franchised and managed properties	5,900
Adjusted Net Income		$297,000

Diluted Earnings Per Share		$5.10
Adjustments:
	Operational restructuring, due diligence and transition costs	0.58
	Net reimbursable deficit from franchised and managed properties	0.12
Adjusted Diluted Earnings Per Share (EPS)		$5.80